UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): November 17, 2017 ______________________
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Washington Street, Suite 201, Jersey City, New Jersey		07302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 863-9427

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, Rand Logistics, Inc. (“Rand”) has been involved in discussions with its lender under that certain Term Loan Credit Agreement, dated as of March 11, 2014, by and among Lower Lakes Towing Ltd., Lower Lakes Transportation Company, Grand River Navigation Company, Inc. and Black Creek Shipping Company, Inc., as borrowers, Rand LL Holdings Corp., Rand Finance Corp., Black Creek Shipping Holding Company, Inc. and Rand, as guarantors, Guggenheim Corporate Funding, LLC, as agent, and the lenders party thereto (as amended from time to time, the “Second Lien Credit Agreement”), with respect to a potential restructuring transaction involving Rand and its direct and indirect subsidiaries (collectively, the “Company”). On November 17, 2017, the Company entered into a restructuring support agreement (the “RSA”) with the holder of all of the indebtedness outstanding under the Second Lien Credit Agreement, Lightship Capital LLC (the “Second Lien Lender”), which sets forth the material terms of a comprehensive restructuring of the Company through a pre-packaged chapter 11 plan of reorganization as described therein (the “Plan”). The implementation of the Plan would result in the conversion of the Second Lien Lender’s claims into 100% of the outstanding common stock of the reorganized Company, subject to dilution as described below. The RSA contemplates that the Company will file for voluntary relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on or before December 19, 2017, to implement the Plan in accordance with the term sheet annexed to the RSA (the “Term Sheet”). The following description of the RSA (including the annexed Term Sheet) is qualified by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the terms of the RSA and the Term Sheet, holders of claims and interests will receive the following treatment under the proposed Plan:

•	All of the Second Lien Lender’s claims will be cancelled in exchange for 100% of the new common stock to be issued by the reorganized Company, subject to dilution for an equity incentive plan for management and directors.

•	All unsecured claims, including the claims of the Company’s vendors and trade creditors, will be paid in cash in full or reinstated.

•	Existing common and preferred shareholders of Rand will have their equity interests cancelled without receiving any recovery or consideration and will cease to have an ownership or financial interest in the reorganized Company.

•	Assuming the holders (the “First Lien Lenders”) of claims arising on account of the Company’s existing revolving credit facility (the “First Lien Credit Agreement”) vote to accept the Plan and, along with the agent under the First Lien Credit Agreement (the “First Lien Agent”), execute joinders making them parties to the RSA, the claims of the First Lien Lenders will be modified and extended on terms to be agreed upon by the Company, the First Lien Lenders and the Second Lien Lenders and will otherwise be unimpaired.

Pursuant to the RSA, the Company, concurrently with its efforts to consummate the Plan in accordance with the timeframes set forth in the RSA, is permitted to continue the process previously initiated by the Company to pursue a sale of the Company’s assets or equity (the “Approved Sale Process”) in a transaction that would (i) fund the treatment under the Plan for allowed administrative claims, other priority claims and allowed general unsecured claims, (ii) pay in cash in full all of the claims of the First Lien Lenders and the Second Lien Lender and (iii) pay any additional consideration to Rand’s existing common and preferred shareholders. The Company is conducting the Approved Sale process in cooperation with Miller Buckfire & Co., LLC, the Company’s financial advisor. As provided by the RSA, the Company can pursue the Approved Sale Process prior to the commencement of its chapter 11 process and thereafter until December 31, 2017.

The Company has been engaged in discussions with the First Lien Lenders, the First Lien Agent and the Second Lien Lender with respect to the prospect of the Company receiving interim debtor-in-possession financing during the chapter 11 proceeding and exit financing upon consummation of the Plan. Those discussions are ongoing; however, an agreement has not yet been reached and there can be no assurance that an agreement will be reached in a timely manner, or at all.

The RSA contains certain covenants on the part of the Company, the Second Lien Lender and the First Lien Lenders (in the event that they become party to the RSA), including that the Second Lien Lender and the First Lien Lenders will vote in favor of the Plan and otherwise facilitate the restructuring transaction, in each case subject to certain terms and conditions in the RSA. Under the RSA, the Company has agreed, among other things, to (i) support the restructuring and the Plan in accordance with the timelines set forth in the RSA, (ii) act in good faith and take all actions reasonably necessary, or as may be required by the Bankruptcy Court, to support and achieve the restructuring, (iii) provide reasonable access to the Company’s books and records, (iv) use commercially reasonable efforts to obtain any and all regulatory and/or third party approvals necessary to consummate the restructuring, and (v) take no actions inconsistent with the RSA. The consummation of the Plan will be subject to customary conditions and other requirements.

The RSA may be terminated upon the occurrence of certain events, including the failure to meet specified milestones related to filing, confirmation and consummation of the Plan, among other requirements, and in the event of certain breaches by the parties under the RSA. Among other things, under the RSA, the Company is required to (i) commence the solicitation of votes to accept or reject the Plan by December 12, 2017, (ii) commence cases under chapter 11 by December 19, 2017, (iii) obtain entry of an order by the Bankruptcy Court confirming the Plan by January 26, 2018, and (iv) consummate the Plan by January 31, 2018 (subject to the right of the Company, the Second Lien Lender and the First Lien Agent to extend the consummation deadline by mutual written consent). There can be no assurance that the transactions contemplated by the RSA, the Term Sheet and the Plan will be consummated in a timely manner, or at all.

The Term Sheet provides for the establishment of a customary equity incentive plan at the reorganized Company under which a portion of the new common stock of the reorganized Company will be reserved for grants made from time to time to the directors, officers and other key employees of the reorganized entity. The Term Sheet also provides for (i) releases under the Plan of all claims held by the Company, the First Lien Lenders and First Lien Agent and the Second Lien Lender and Second Lien Agent and each of their current and former officers, directors, members, employees, advisors, attorneys, professionals, accountants, investment bankers and other representatives against one another and (ii) customary exculpations under the Plan.

The information contained in the RSA, including the Term Sheet, and this Form 8-K are for informational purposes only and do not constitute an offer to buy, nor a solicitation of an offer to sell, any securities of the Company, nor do they constitute a solicitation of consent from any persons with respect to the transactions contemplated hereby and thereby. While the Company expects the restructuring will take place in accordance with the Plan, there can be no assurance that the Company will be successful in completing a restructuring. Security holders are urged to read the disclosure materials, including the disclosure statement, if and when they become available because they will contain important information regarding the restructuring.

Item 7.01. Regulation FD Disclosure.

On November 21, 2017, Rand issued a press release in connection with its entry into the RSA. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Certain statements in this Form 8-K and the press release are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to: the ability to confirm and consummate a plan of reorganization in accordance with the terms of the RSA; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risks associated with third party motions in any bankruptcy case, which may interfere with the ability to confirm and consummate a plan of reorganization; potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; and the risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2017, and September 30, 2017, respectively. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Restructuring Support Agreement, dated as of November 17, 2017, by and among Rand Logistics, Inc., its direct and indirect subsidiaries, and Lightship Capital LLC.
99.1	Press release, dated November 21, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2017	RAND LOGISTICS, INC.

	By:	/s/ Mark S. Hiltwein
Mark S. Hiltwein Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Restructuring Support Agreement, dated as of November 17, 2017, by and among Rand Logistics, Inc., its direct and indirect subsidiaries, and Lightship Capital LLC.
99.1	Press release, dated November 21, 2017.